As filed with the Securities and Exchange Commission on January 29, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMERCIAL METALS COMPANY
(Exact name of registrant as specified in its charter)

Delaware	75-0725338
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)

Commercial Metals Company 2010 Employee Stock Purchase Plan
(Full title of the plan)

Ann J. Bruder, Esq.
Vice President, General Counsel and Corporate Secretary
6565 N. MacArthur Blvd.
Irving, Texas 75039
(Name and address of agent for service)
(214) 689-4300
(Telephone number, including area code, of agent for service)
with copies of communications to:
William R. Hays, III, Esq.
Haynes and Boone, LLP
2323 Victory Avenue
Dallas, Texas 75219
(214) 651-5561
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration fee
to be registered	registered (1)	per share (2)	price (2)	(2)
Common Stock, par value $0.01 per share	5,000,000	$14.075	$70,375,000	$5,017.74

(1)	Plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, as amended, and are based upon the average of the high price and low prices of the Common Stock reported on the New York Stock Exchange on January 27, 2010.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Commercial Metals Company 2010 Employee Stock Purchase Plan are available without charge, upon written or oral request, by contacting:
Ann J. Bruder, Esq.
Vice President, General Counsel and Corporate Secretary
6565 N. MacArthur Blvd.
Irving, Texas 75039
Telephone: (214) 689-4300
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Company hereby incorporates by reference the following documents filed with the Commission:
(a)	The Company’s Annual Report on Form 10-K for the year ended August 31, 2009, filed on October 30, 2009;

(b)	The Company’s Current Report on Form 8-K, filed on November 6, 2009;

(c)	The Company’s Current Report on Form 8-K, filed on November 10, 2009;

(d)	The Company’s Current Report on Form 8-K, filed on December 1, 2009;

(e)	The Company’s Current Report on Form 8-K, filed on January 28, 2010;

(f)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2009, filed on January 8, 2010;

(g)	The description of the Company’s common stock, which is contained in the Company’s registration statement on Form 8-A, filed with the Commission on June 18, 1982, as updated or amended in any amendment or report filed for such purpose; and

     All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the shares of Common Stock being sold in this offering will be passed upon for the Company by Ann J. Bruder, Vice President, General Counsel and Corporate Secretary of the Company. Ms. Bruder is eligible to participate in the Plan.
Item 6. Indemnification of Directors and Officers.
     The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving, at the request of the Company, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 describes in detail the right of the Company to indemnify any such person. The Certificate of Incorporation of the Company and indemnification agreements between the Company and each of its officers and directors provide generally for indemnification of all such directors, officers and agents to the fullest extent permitted under law. The Company’s Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted under law. The Company’s directors and officers currently are covered by directors’ and officers’ liability insurance.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

4.1	Restated Certificate of Incorporation (filed as Exhibit 3(i) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.2	Amended and Restated Bylaws (filed as Exhibit 3(ii) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.3
Indenture between Commercial Metals Company and Chase Manhattan Bank dated as of July 31, 1995 (filed as Exhibit 4.1 to the Company’s Registration Statement No. 33-60809 on July 18, 1995 and incorporated herein by reference).

4.4
Form of Note for Commercial Metals Company’s 5.625% Senior Notes due 2013 (filed as Exhibit 4(i)(j) to the Company’s Registration Statement No. 33-112243 on January 27, 2004 and incorporated herein by reference).

4.5
Form of Note for Commercial Metals Company’s 6.50% Senior Notes due 2017 (filed as Exhibit 4(i)e to the Company’s Form 10-K for the fiscal year ended August 31, 2007 and incorporated herein by reference).

4.6
Form of Note for Commercial Metals Company’s 7.35% Senior Notes due 2018 (filed as Exhibit 4(i)(g) to the Company’s Form 10-K for the fiscal year ended August 31, 2008 and incorporated herein by reference).

4.7
Supplemental Indenture, dated as of November 12, 2003, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and JPMorgan Chase Bank (filed as Exhibit 4(i)(e) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.8
Supplemental Indenture, dated as of July 17, 2007, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to the Company’s Form 8-K filed July 17, 2007 and incorporated herein by reference).

4.9
Supplemental Indenture, dated as of August 4, 2008, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 4.1 to the Company’s Form 8-K filed August 5, 2008 and incorporated herein by reference).

4.10	Commercial Metals Company 2010 Employee Stock Purchase Plan (filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 28, 2010 and incorporated herein by reference).

*5.1	Opinion of Ann J. Bruder with respect to validity of issuance of securities.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Ann J. Bruder (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of the Registration Statement).

*	Each document marked with an asterisk is filed herewith.
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, the State of Texas, on January 29, 2010.

COMMERCIAL METALS COMPANY

/s/ Murray R. McClean
By: Murray R. McClean
President, Chief Executive Officer and Chairman of the Board of Directors

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Murray R. McClean and Ann J. Bruder, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Murray R. McClean	/s/ Robert D. Neary

Murray R. McClean, January 29, 2010	Robert D. Neary, January 29, 2010
President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	Director

/s/ Harold L. Adams	/s/ Dorothy G. Owen

Harold L. Adams, January 29, 2010	Dorothy G. Owen, January 29, 2010
Director	Director

/s/ Rhys J. Best	/s/ J. David Smith

Rhys J. Best, January 29, 2010	J. David Smith, January 29, 2010
Director	Director

/s/ Robert L. Guido	/s/ Robert R. Womack

Robert L. Guido, January 29, 2010	Robert R. Womack, January 29, 2010
Director	Director

/s/ Richard B. Kelson	/s/ William B. Larson

Richard B. Kelson, January 29, 2010	William B. Larson, January 29, 2010
Director	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Anthony A. Massaro	/s/ Leon K. Rusch

Anthony A. Massaro, January 29, 2010	Leon K. Rusch, January 29, 2010
Director	Controller (Principal Accounting Officer)

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation (filed as Exhibit 3(i) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.2	Amended and Restated Bylaws (filed as Exhibit 3(ii) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.3
Indenture between Commercial Metals Company and Chase Manhattan Bank dated as of July 31, 1995 (filed as Exhibit 4.1 to the Company’s Registration Statement No. 33-60809 on July 18, 1995 and incorporated herein by reference).

4.4
Form of Note for Commercial Metals Company’s 5.625% Senior Notes due 2013 (filed as Exhibit 4(i)(j) to the Company’s Registration Statement No. 33-112243 on January 27, 2004 and incorporated herein by reference).

4.5
Form of Note for Commercial Metals Company’s 6.50% Senior Notes due 2017 (filed as Exhibit 4(i)e to the Company’s Form 10-K for the fiscal year ended August 31, 2007 and incorporated herein by reference).

4.6
Form of Note for Commercial Metals Company’s 7.35% Senior Notes due 2018 (filed as Exhibit 4(i)(g) to the Company’s Form 10-K for the fiscal year ended August 31, 2008 and incorporated herein by reference).

4.7
Supplemental Indenture, dated as of November 12, 2003, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and JPMorgan Chase Bank (filed as Exhibit 4(i)(e) to the Company’s Form 10-K for the fiscal year ended August 31, 2009 and incorporated herein by reference).

4.8
Supplemental Indenture, dated as of July 17, 2007, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and The Bank of New York Mellon Trust Company, N. A. (filed as Exhibit 4.1 to the Company’s Form 8-K filed July 17, 2007 and incorporated herein by reference).

4.9
Supplemental Indenture, dated as of August 4, 2008, to Indenture dated as of July 31, 1995, by and between Commercial Metals Company and The Bank of New York Mellon Trust Company, N. A. (filed as Exhibit 4.1 to the Company’s Form 8-K filed August 5, 2008 and incorporated herein by reference).

4.10	Commercial Metals Company 2010 Employee Stock Purchase Plan (filed as Exhibit 10.1 to the Company’s Form 8-K filed on January 28, 2010 and incorporated herein by reference).

*5.1	Opinion of Ann J. Bruder with respect to validity of issuance of securities.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Ann J. Bruder (included in Exhibit 5.1).

*24.1	Power of Attorney (included on the signature page of the Registration Statement).

*	Each document marked with an asterisk is filed herewith.